Exhibit 10.19

                                    ADDENDUM
                               TO LEASE AGREEMENT

         This Addendum to Lease Agreement ("Addendum") shall amend and supplement the Lease Agreement dated ______________, 1996, by and between Geomax, a California general partnership ("Landlord"), and Elantec Semiconductor, Inc., a Delaware corporation, ("Tenant"). In the event of a conflict between the terms and conditions of the Lease and this Addendum, the terms and conditions of this Addendum shall prevail and be controlling.

1.       Fundamental Lease Provisions (Section 1)

         A. Parking Spaces. Tenant shall have the exclusive use of all the parking spaces on the site, which shall be no less than 85 parking spaces.

         B. Tenant's Address for Notice. After the Commencement Date, all notices to Tenant shall be sent to the Tenant at the address indicated in
Section 1.K of the Lease, and to the Tenant at the Premises.

2.       Premises (Section 2)

         Landlord shall construct the Premises in accordance with the plans and specifications attached hereto as Exhibit F and incorporated herein by reference (the "Plans"). Landlord shall construct the Tenant Improvements in accordance with the plans and specifications attached hereto as Exhibit G, as modified as provided in Section 32 of this Addendum.

         The Tenant Improvements shall be deemed substantially completed when the Landlord's Architect has certified that (i) the Building, the Premises, the Tenant Improvements and the related improvements, including the parking areas, driveways, utility facilities, sidewalks, curbs, walks and plantings (collectively, the "Related Improvements") have been constructed in a good and workmanlike manner and fully finished in accordance with Exhibit F and Exhibit G (as modified in accordance with Section 32 of this Addendum), the requirements of all applicable laws, regulations, govenmenatal permits, and the provisions of this Lease, excepting only minor "punch-list" items which do not adversely affect the use of or access to the Premises; (ii) a Certificate of Occupancy has been issued for the Premises by the appropriate governmental agency; and (iii) the parking lot has been paved and striped.

3.       Use (Section 3)

         Tenant may store materials, supplies, equipment, finished products, semi-finished products and raw materials within the Premises. Tenant shall comply with any CC & R's affecting the Premises which are existing as of the date of this Lease and which are attached to this Lease as an Exhibit.

4.       Rent (Section 4)

         The Additional Rent payable by Tenant pursuant to Section 4.E of the Lease shall be payable as follows: for taxes, insurance and all other Additional Rent, Landlord shall estimate the amount required for any Lease year, and Tenant shall pay to Landlord monthly, in advance, the amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items,


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which  estimated  amount shall be reconciled at the end of each calendar year as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimate amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items.

5.       Possession (Section 6)

         In the event the Premises have not been delivered to Tenant with the Tenant Improvements substantially completed within one hundred twenty days after October 1, 1996, Tenant shall have the right to terminate this Lease, at its option, by written notice to Landlord, given within ten (10) days after the end of the 120 day period, and the parties shall have no further liability accruing under this Lease.

6.       Landlord's Operation of the Common Areas (Sections 7 and 23)

         Landlord shall operate, manage and maintain the Common Areas in a good, clean and orderly condition throughout the term of this Lease.

         Landlord shall not make any changes, alterations, reconfigurations, reductions or modifications to any Common Area, corridor, doorway, or other public parts of the Complex or other improvement which would interfere with Tenant's use and enjoyment of the Premises, Tenant's access to or view from the Premises, the visibility of Tenant's business, or any other material rights Tenant has under the Lease.

7.       Parking (Section 8)

         Tenant shall have the exclusive right to use the number of parking spaces in the Common Area parking areas of the Complex as is specified in Paragraph 1.J of the Lease as modified herein. Section 8 of the Lease is hereby deleted in its entirety. All parking for Tenant and Tenant's employees, contractors, customers and invitees shall be free of charge, and any validation system shall provide for full credit and/or reimbursement for said users. Tenant shall police the parking lot for abandoned vehicles and shall not allow employees to park in the parking lot on a long-term basis unless required by the employee's work schedule.

8.       Operating Expenses (Section 9)

         Expenses of operation, management, maintenance and repair of the Building, Complex and Common Areas which are passed through Landlord to Tenant ("Operating Expenses") shall also exclude the following items: brokers' and finders' fees or other commissions; costs or expenses which according to generally accepted accounting principles are required to be capitalized; reserves for any repairs or improvements; advertising or promotional expenses; wages, salaries, employee benefits and payroll taxes for Landlord's personnel; costs incurred by Landlord in connection with the clean-up or removal of any hazardous materials or toxic waste; or costs or expenses incurred due to

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violation  by  Landlord  of any term or  condition  of the Lease.  If it becomes necessary to resurface the parking area during the term of the Lease, the cost of resurfacing the parking area shall be amortized over its useful life on a straight-line basis and the portion of the cost which is attributable to the remaining Lease term shall be charged to the Tenant as an Operating Expense annually on such amortized basis.

         Tenant shall have the right, at such time and place as Landlord may reasonably designate, to inspect and audit Landlord's books and records related to the operation and maintenance of the Complex, for the purpose of verifying Landlord's adjusted year-end statement of Operating Expenses payable by Tenant. Tenant may employ an independent public accounting firm to conduct the audit. The costs of the audit shall be paid by Tenant unless the audit shows that Landlord's adjusted statement over-charged Tenant for Operating Expenses by more than five percent (5%), in which case Landlord shall pay all Tenant's costs of the audit.

9.       Acceptance of the Premises (Section 10)

         When Landlord is ready to tender possession of the Premises to Tenant, the parties shall walk through the Premises together and shall set forth any punch-list items in a writing signed by Landlord and Tenant. Notwithstanding anything to the contrary contained in the Lease, Tenant's acceptance of the Premises shall be subject to (a) Landlord's correction of all such punch-list items within (30) days after delivery of Possession of the Premises to Tenant (or, where such items cannot reasonably be corrected withln said thirty (30) day period, Landlord's commencement of such correction within said period and the diligent completion of such correction as soon as is reasonably practicable);
(b) latent  defects;  and (c)  Landlord's  warranties as to defects  pursuant to
Section 10.

10.      Warranty Against Defects

         Landlord hereby warrants, represents and covenants that on the Commencement Date, the Premises and the building systems shall be free from faults or defects and that the Premises and the common areas shall comply with all applicable laws, statutes, ordinances, governmental rules, regulations and requirements, including without limitation all applicable fire and building codes and all covenants, conditions, restrictions and easements affecting the Premises. If, within one (1) year after the Commencement Date, any portion of the Premises is found to be faulty or defective or not in conformance with the provisions of the Lease, Landlord shall cause the same to be corrected at its own expense promptly after receipt of a written notice from Tenant to do so.

11.      Alterations and Additions (Section 11)

         A. De Minimus Alterations. Landlord shall not unreasonably withhold or delay approval of any alterations, additions, or improvements in or to the Premises made by Tenant ("Alterations"). In any event, for any individual nonstructural Alterations costing Ten Thousand Dollars ($10,000) or less, Tenant shall not be required to obtain Landlord's prior approval, to use Landlord's contractor, or to furnish performance bonds or completion guaranties. Tenant may not make nonstructural Alterations in excess of Twenty-Five Thousand Dollars in the aggregate in any Lease year without obtaining Landlord's prior approval.

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         B.  Removal of  Alterations.  Tenant  shall have no  obligation  at the expiration of the Lease Term to remove (i) any portion of Tenant's Work or any Alteration approved by Landlord pursuant to the terms of the Lease, or (ii) any de minimus alteration as described in Section 11.A above.

12.      Repairs and Maintenance (Section 12)

         A. Landlord's Duties. In addition to any other requirements of Landlord as described in the Lease, Landlord shall, at its sole cost and expense, during the Lease Term, keep in good order, condition and repair all structural components of the Premises, including, without limitation, the foundations, exterior walls, downspouts, gutters, roof, structure and the unexposed electric, lighting, water, plumbing, sewer and other utility systems or any portion of such systems lying beneath, within the walls or outside the Premises. In addition, Landlord will replace the roof membrane if it becomes necessary. The costs of such repair and maintenance shall not be a common area maintenance expense which is passed through Landlord to Tenant

         B. Tenant's Right to Fix and Bill. If Landlord fails to perform Landlord's maintenance obligations, Tenant shall after thirty (30) days prior written notice to Landlord (except in the case of emergency, in which case no notice shall be required), have the right (but not the obligation) to perform such obligation on Landlord's behalf and the cost thereof shall be due and payable to Tenant within fifteen (15) days after notice thereof.

         C. Tenant's Duties. Subject to the provisions of the Lease regarding Landlord's warranties, Landlord's duty to repair, damage and destruction, and condemnation, Tenant shall, during the Lease Term, be responsible for maintaining the Premises in good condition and repair; provided, however, that Tenant shall not be responsible for repairing or restoring the Premises or any part thereof in connection with any damage arising from the willful misconduct or negligence of Landlord, its agents, representatives or employees. Tenant shall be responsible for the repair of the roof membrane, but Landlord shall be responsible for replacement of the roof membrane if such becomes necessary.

13.      Taxes (Section 14)

         Tenant shall have the right, at Tenant's cost, to seek a reduction in the assessment of the property on which the Premises is located for real property tax purposes.

14.      Insurance (Section 15)

         A. Tenant's Insurance. Tenant's insurance shall be issued by an insurance or reinsurence company having a rating of B+ or better (instead of A or better) in Best's Insurance Guide.

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         B.  Landlord's  Insurance.  Tenant  shall not be required to  reimburse
Landlord for the cost of premiums for Landlord's flood or earthquake property damage insurance unless such insurance is required to be carried by Lender or Government Agency by law.

15.      Indemnification (Section 18)

         Landlord agrees that Tenant shall not be deemed to have waived, and Tenant expressly does not waive or have any obligation to indemnify Landlord from and against, any claim, right, injury, damage or action arising out of any willful misconduct or negligence of Landlord or its agents, representatives, invitees, independent contractors or employees, nor shall Landlord be relieved from any liability Landlord may have to any other person or entity in connection with any such misconduct or negligence. Landlord shall indemnify, defend and hold Tenant harmless from all claims, costs, attorneys fees, expenses and liabilities arising from any willful misconduct or negligence of Landlord or its agents, representatives, invitees, independent contractors or employees; from Tenant's reliance on any warranty or representation made by Landlord herein which is not true or accurate; or from Landlord's failure to observe any of the terms and conditions of the Lease.

16.      Compliance (Section 19)

         The word "particular" is hereby added between the words "Tenant's" and the word "use" in the tenth line of Section 19 of the Lease.

 17.     Assignment and Subletting (Section 21)

         A. Landlord's prior consent shall not be required for any assignment, sublease or other transfer of Tenant's interest in the Premises or the Lease to any corporation with which Tenant may merge or consolidate or become affiliated as a parent, subsidiary, holding company or otherwise, or to an entity in which Tenant has a controlling interest. A subsequent public offering and sale of stock in Tenant's business, or a transfer of any amount of Tenant's stock, shall not constitute a change in ownership of Tenant or an assignment of the Lease.

         B. If any assignee, transferee or subtenant pays any sums to Tenant in excess of the rent payable by Tenant to Landlord hereunder, fifty percent (50%) of any excess sum, after deducting leasing costs, such as brokerage commissions, shall be payable to Landlord.

         C. Tenant's obligation to reimburse Landlord for Landlord's expenses incurred in conjunction with the processing and documentation of any requested transfer, assignment, subletting, licensing or concession agreement, shall not exceed $500.

18.      Subordination and Nondisturbance (Section 22)

         Any provisions of the Lease with respect to subordination shall not be effective with respect to the interest of any successor-in-interest to Landlord unless and until such successor shall have delivered to Tenant a written non-disturbance agreement for the benefit of Tenant, to the effect that the Lease shall not be terminated in the event of any default under any ground lease or underlying


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lease or any  foreclosure  or sale pursuant to the terms of any mortgage or deed of trust, so long as Tenant is not in default (after the expiration of all applicable cure periods) under the terms of the Lease, and Tenant agrees to attorn to and become the Tenant of Landlord's successor-in-interest. Land1ord agrees to use its best efforts to deliver to Tenant, within sixty (60) days after the date hereof, a non-disturbance agreement in form and substance reasonably satisfactory to Tenant, executed by any lender which currently holds a deed of trust which encumbers any property of which the Premises are a part.

19.      Tenant's Default (Section 24)

         Tenant shall have a period of three (3) days after receipt of written notice from Landlord (which notice may be, but is not required to be, a Three Day Notice to Pay Rent or Quit in the manner prescribed in Section 1162 of the California Code of Civil Procedure) to cure any default in the payment of Basic Rent or Additional Rent or adjustment thereto.

20.      Destruction (Section 26)

         A. In the event the Premises are destroyed in whole or in part from a cause actually insured against or required to be insured against pursuant to the Lease, Landlord shall restore the Premises as soon as is reasonably possible, at Landlord's expense, to the condition existing immediately prior to the damage or destruction. In such event, the Lease shall remain in effect and rentals shall be abated as described below.

         B. If the Premises are damaged or destroyed in whole or in part, Landlord shall within thirty (30) days notify Tenant of Landlord's reasonable estimate of the number of days Landlord estimates will be required to complete the restoration. If the Landlord's estimate is one hundred eighty (180) days or more, Tenant may terminate the Lease by giving Landlord notice within thirty
(30) days of receiving Landlord's notice.

         C. If the Premises are damaged or destroyed in whole or in part from any cause during the last six (6) months of the Lease Term, Landlord or Tenant may terminate the Lease by giving written notice of such election to do so within thirty (30) days after the event of such damage or destruction, with termination to be effective as of the date of such notice.

21.      Eminent Domaln (Section 27)

         A. Right to Terminate. If twenty-five percent (25%) or more of the Premises, the common areas, or the Complex, or so much thereof as to render the Premises unsuitable for Tenant's use, shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord and Tenant shall each have the right to terminate the Lease. If either Tenant or Landlord intends to terminate the Lease, such party shall notify the other within sixty (60) days after such taking and the


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Lease shall be terminated on the date set forth in such notice, which date shall be within thirty (30) days of the date of such notice.

         B. Awards. If the Lease is terminated by either Landlord or Tenant pursuant to Section 21.A above, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or interest thereon which may be paid or owed in connection with the exercise of such power of eminent domain or conveyance in lieu thereof and Tenant shall have no claim against Landlord except that Tenant shall have the right to retain its right to recover its share of any award or consideration for (a) moving expenses; (b) loss or damage to improvements or alterations made by Tenant; and
(c) loss or damage to Tenant's fixtures, furnishings, equipment and other personal property.

         C. Continuance of Lease. If neither Landlord nor Tenant terminates the Lease as provided In Section 21.A above, Landlord shall restore the Premises, the common areas, and/or the Complex, as the case may be, at Landlord's cost and expense and the Lease shall remain in full force and effect except that Tenant shall be entitled to an appropriate reduction in Basic Rent and other charges from the period of such taking until restoration shall have been completed. Such proportionate reduction shall be based upon the extent to which the taking and the restoration being made by Landlord shall interfere with the business carried on by Tenant in the Premises. Landlord will not be required to repair or restore any injury or damage to the property of Tenant or make any repairs or restoration to any alterations installed in the Premises by Tenant.

22.      Sale or Conveyance by Landlord (Section 28)

         Notwithstanding any provision to the contrary contained in the Lease, the release of Landlord from any liability accruing after the date Landlord transfers title to the Premises and the agreement by Tenant to look solely to Landlord's successor-in-interest shall be conditioned upon (a) delivery to Landlord's successor of any and all funds in the hands of Landlord at the time of the transfer in which Tenant has an interest, or in lieu thereof, delivery of such funds to Tenant; and (b) the assumption, in writing, of all of Landlord's obligations under the Lease by Landlord's successor in interest.

23.      Estoppel Certificates (Section 31)

         The  obligation  to  deliver  an  Estoppel   Certificate  shall  be  an
obligation of both Landlord and Tenant.

24.      Construction Changes (Section 32)

         Section 32 of the Lease is revised to read in full as follows:

         "The location of ductwork, plumbing and other facilities in the Premises as shown in Exhibit F are subject to such minor, non-material changes as Landlord or Landlord's architect may determine to be desirable in the course of construction of the Premises, and no such changes, or any other minor non-material changes in the Plans, shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant; provided, however, that Landlord


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         may not make any such changes which may affect the Tenant  Improvements contained in Exhbit G, Tenant's use of the Premises, or the access to or view of the Premises, without the Tenant's prior written consent."

25.      Notices (Section 36)

         All Notices sent by postage prepaid United States mail must be sent by certified mail, return receipt requested.

26.      Brokers (Section 41)

         Landlord shall pay all leasing commissions or finders fees owing to Tenant's broker indicated in Section 1 of the Lease and any other brokers used by Landlord in connection with this transaction, and shall indemnify and hold Tenant harmless against any claim or liability in connection with any such commission or fee.

27.      Signs (Section 42)

         Tenant shall have the right to place a sign bearing Tenant's name on the exterior of the Building to the extent permitted by the appropriate local governmental body. In addition, Landlord shall construct at Landlord's cost, a free-standing monument sign at the entrance to the parking drive to the Premises for Tenant's exclusive use, provided such monument signage is permitted by the local governmental body.

28.      Hazardous Materials (Section 43)

         A. Landlord represents that, to the best of Landlord's knowledge, as of the Commencement Date, the Premises (and the area underneath the Premises) are free of hazardous materials. Landlord agrees that Tenant shall have no liability or responsibility whatsoever for any hazardous materials or toxic wastes on or about the Premises or the Complex which were not created by Tenant. Landlord shall indemnify, defend and hold Tenant harmless against all claims, losses or liabilities arising out of or in connection with the presence, use, storage, disposal, retrieval or clean-up of any hazardous material or toxic waste in or about the Premises, the common areas, or any other part of the Complex, unless caused or created by Tenant.

         B. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether Hazardous Materials are being used, stored and disposed of in an appropriate manner. The consultant shall be at Landlord's cost, and Tenant shall comply with appropriate laws regarding the use, storage or disposal of Hazardous Materials, rather than the recommendations of such consultant.

         C. Tenant shall not be required to remove any Hazardous Materials from the Premises unless such Hazardous Materials were placed on the Premises by Tenant. In addition Tenant's requirement to provide a certificate to Landlord certifying as to the contamination of the soil in or about the Premises or other contamination of Hazardous Materials on the Premises, shall be to

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Tenant's knowledge only, and shall relate only to Hazardous Materials placed  on the Premises by Tenant.

29.      Memorandum of Lease (Section 45.G)

         Tenant may record a short form memorandum of the Lease, subject to the prior written consent of Landlord as to form and content, which consent shall not be unreasonably withheld. At termination of this Lease, Tenant shall record a form of memorandum of termination of Lease.

30.      Rules and Regulations

         Any Rules and Regulations of the Complex shall not be enforced against Tenant in a discriminatory manner and shall not be altered without prior notice to all tenants of the Complex.

31.      Options to Extend

         A. Extended Term. In consideration of Tenant entering into the Lease, and provided that Tenant is not then in default beyond the appropriate grace period and has not been in default beyond the appropriate grace period more than two (2) times during the Lease term, Landlord hereby grants to Tenant the option to extend the term of the Lease for two (2) additional terms of three (3) years each ("Extended Terms"). Tenant shall give written notice to Landlord of Tenant's intent to exercise an option to extend at least one hundred twenty
(120) days prior to the expiration of the prior term. Each Extended Term shall be upon the same covenants, agreements, terms, provisions and conditions as are contained in the Lease, except that the rent payable shall be as provided in
Section 31.B below. If Tenant has exercised an option to extend, the phrase "Lease Term" as used in the Lease shall mean the original term of the Lease and such Extended Term.

         B. Rent for Extended Terms. The Basic Rent for each Extended Term shall be at 100% of the then prevailing market rental value. The prevailing market rental value shall be determined as follows:

            i. Landlord shall deliver to Tenant written notice of Landlord's determination of prevailing market rental value within ten (10) days after Landlord receives notice from Tenant that Tenant has exercised its option to extend.

            ii. If Tenant disputes Landlord's determination of the prevailing market rental value as contained in Landlord's notice, Tenant shall notify Landlord in writing within ten (10) days of its receipt of Landlord's determination, which notice shall set forth Tenant's determination of the prevailing market rental value. Should Tenant timely notify Landlord as aforesaid, Landlord and Tenant sha11 attempt to resolve their differences within ten (10) days following Landlord's receipt of Tenant's notice.

            iii. If Landlord and Tenant cannot agree on prevailing market rental value during such ten (10) day period, Tenant shall have the right to withdraw its option to extend by giving Landlord notice of withdrawal within five (5) days after the expiration of the ten (10) day period. If


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Tenant does not withdraw its exercise, Landlord and Tenant shall each appoint an
M.A.I appraiser experienced with the office space market in Santa Clara County and give notice of such appointment to the other within ten (10) days after the foregoing ten (10) day period. If either Landlord or Tenant shall fail timely to appoint an appraiser, then the single appraiser appointed by one party shall proceed to make the determination of prevailing market rental value. Such appraisers shall, within fifteen (15) days after the appointment of the last of them to be appointed, complete their written determinations of prevailing market rental value and furnish the same to Landlord and Tenant. Each party shall pay the fees and costs of the appraiser appointed by it. If the valuations vary by ten percent (10%) or less of the higher value, the prevailing market rental value shall be the average of the two valuations.

            iv. If the valuations vary by more than ten percent (10%) of the higher value, the two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third disinterested appraiser who shall be an M.A.I. If the two appraisers shall be unable to agree in a timely manner on the selection of the third appraiser, then either appraiser, on behalf of both, may request appointment of such third disinterested M.A.I. appraiser by the presiding judge of the superior court of the county in which the Premises are located. Such third appraiser shall, within fifteen (15) days after appointment, make a determination of prevailing market rental value and submit an appraisal report to Landlord and Tenant. The prevailing market rental value of the Premises shall be as determinned by the third appraiser, unless it is (A) less than the valuation set forth in the lower prior appraisal, in which case the lower prior appraisal shall be controlling, or (B) greater than the valuation set forth in the higher prior appraisal, in which case the valuation set forth in the higher prior appraisal shall be controlling. All fees and costs incurred in connection wlth the determination of prevailing market rental value by the third appraiser shall be paid one-half by Landlord and one-half by Tenant.

            v. For purposes of this Section 31, the prevailing market rental value of the Premises shall mean the rental rate that an unrelated party negotiating at arm's length would pay for leasing the Premises for the period of the extension term, taking into account all then current market factors, including without limitation the quality, design, and location of the Building and the Premises within the Building, the terms and conditions of the Lease (including the permitted use provided in the Lease) and the value of the existing tenant improvements to such party (but excluding the value of any improvements installed at Tenant's expense) and also excluding any premium based on the size of the Premises.

            vi. Upon determination of the prevailing market rental value of the Premises for an extension term, the parties shall execute a certificate specifying the Basic Rent for such extension period.

32.      Tenant Improvements

         Landlord hereby approves of the tenant improvements to the Premises as shown in the rough plans and specifications attached hereto as Exhibit G, and incorporated herein by reference ("Tenant Improvements").

         After the execution of this Lease by Landlord and Tenant, the parties shall work together to finalize the plans and specifications for the Tenant Improvements, which shall be natural derivations of Exhibit G. Ten (10) days after the final plans and specifications have been prepared, Landlord shall obtain bids from at least two (2) contractors based on such final plans and specifications, which bids shall be subject to Tenant's review and approval. In the event the bids are in excess of $477,720, Tenant shall have the right to reduce the scope of the Tenant Improvements to reduce the cost. Tenant shall be provided with a Tenant Improvement Allowance in the amount of $477,720 for the cost of the Tenant Improvements, as described more fully on Exhibit C. The Tenant Improvements (as may have been so reduced by Tenant's reduction in scope) shall be constructed by Landlord in accordance with the final approved plans and specifications. Tenant shall not be responsible for any excess cost for the Tenant Improvements above the final bid (as may have been reduced by Tenant's reduction in scope), unless such excess cost results from a change in the Improvements requested by Tenant and contained in a change order executed by Tenant prior to performance of such additional cost item.

33.      Pedestrian Easement

         Tenant currently occupies 1996 Tarob Court, Milpitas, California ("Tarob Facility"). Landlord hereby agrees to execute a Grant of Easement in the form attached hereto as Exhibit H, wherein Landlord provides Tenant with a pedestrian and wheelchair easement along the route shown on Exhibit H between the Premises and the Tarob Facility, for so long as Tenant occupies all or a portion of each of the Tarob Facility and of the Premises. Tenant shall have the right to record the Grant of Easement with the Santa Clara County Recorder. After termination of the Lease and any extensions thereof, Tenant shall record a termination of the easement with the Santa Clara County Recorder. In addition, Landlord agrees, at Landlord's cost, to construct a cement walkway for

Tenant's use along a portion of the route as shown on Exhibit H, and to create an opening in the existing fence as shown to allow pedestrian and wheelchair access. The walkway and fence opening shall be completed no later than thirty
(30) days after the Commencement Date of this Lease.

Signatures
- ---------

LANDLORD

GEOMAX
A California General Partnership

By: /s/ George L. Quinn, Jr.
   -------------------------------

Title: Partner
      ----------------------------

Date: 4/5/96
      ----------------------------

And: /s/ Max Gahrahmat
    ------------------------------

Title: Partner
      ----------------------------

Date: 4/5/96
      ----------------------------

TENANT

Elantec Semiconductor, Inc.
a Delaware corporation

By: ???????????????????????
   -------------------------------

Title: ___________________________

Date: ____________________________

                                    Exhibit F
                                    ---------

    Plans and Specifications prepared by Devcon Construction dated as follows

    Sheet Nos:
            A0         1/18/96
            A1         1/18/96
            A2         1/18/96
            A3         1/18/96
            A4         1/18/96
            A5         1/18/96
            A6         1/18/96
            L1         1/17/96

    [Drawings on file at company]

                                   Exhibit G
                                   ---------
                        Site Plan of Tenant Improvements
                        --------------------------------

                            [Draw on file at company]

                                   Exhibit H
                                   ---------
                     Site Plan Showing Location of Easement
                     --------------------------------------





                          [Drawing on file at company]